SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2003

Commonwealth Telephone Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-11053	23-2093008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CTE Drive Dallas, PA	18612-9774
(Address of Principal Executive Offices)	(Zip Code)

(570) 631-2700

(Registrant’s Telephone Number, Including Area Code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On July 17, 2003, Commonwealth Telephone Enterprises, Inc. issued a press release to announced that the initial purchasers of $250 million of its 3.25% convertible notes due 2023 have elected to exercise their option to purchase an additional $50 million principal amount of such notes. Other information relating to the convertible notes is contained in the press release, a copy of which is attached as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release dated July 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date: July 17, 2003	By:	/s/ RAYMOND B. OSTROSKI
	Name:	Raymond B. Ostroski
	Title:	Senior Vice President, General Counsel and Corporate Secretary